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                                 [LETTERHEAD]




                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated June 7, 1996 and October 24, 1996 relating to the financial statements of Fortran Corp. which appear in the Current Report on Form 8-K dated October 25, 1996, of U.S. Office Products Company.




/s/GARY A. KOEHMSTEDT, CPA
Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
March 28, 1997